UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRC Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-3277812
(State or other jurisdiction of incorporation or organization) 1250 S. Capital of Texas Highway Building 2, Suite 285 Austin, Texas (Address of principal executive offices)	(I.R.S. Employer Identification No.) 78746 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A common stock, $0.0001 par value per share	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260942 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the shares of Class A common stock and warrants of BRC Inc. The description of the shares of Class A common stock and warrants contained in the final proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as originally filed with the Securities and Exchange Commission on November 10, 2021, as amended from time to time (Registration No. 333-260942) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2022	BRC INC.

	By:	/s/ Stephen Kadenacy
		Name:	Stephen Kadenacy
		Title:	Chief Executive Officer